Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated February 10, 2026) pertaining to the SOLV Energy, Inc. 2026 Equity Incentive Plan of our report dated May 9, 2025 (except for Note 5, as to which date is December 19, 2025) with respect to the SOLV Energy Holdings LLC consolidated financial statements included in Amendment No. 2 to its Registration Statement on Form S-1 (No.333-292778) and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Tysons, Virginia
February 10, 2026